Exhibit 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $75,000	Dated as of February 13, 2017
New York, New York

iOra Software Limited, a corporation formed under the laws of England and Wales, (the “Maker”) promises to pay to the order of BTHC X, Inc., a Delaware corporation (the “Payee”), the principal sum of Seventy Five Thousand Dollars ($75,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.            Principal. The principal balance of this Promissory Note (this “Note”) shall be payable on the date which is 14 days after the date of this Promissory Note (the “Maturity Date”).

2.            Interest. This Note shall bear simple interest at the rate of two and a half percent (2.5%) per month or thirty percent (30%) per annum. Interest payable on this Note shall be calculated on the basis of one year of three hundred sixty-five (365) days for the number of days elapsed. All accrued interest and outstanding principal shall be due and payable on the Maturity Date. In the event that principal balance of this Promissory Note is repaid on or before the fourteenth (14th) calendar day after the date of this Promissory Note, the Maker shall pay no interest to the Payee.

3.            Application of Payments. All payments shall be applied first to accrued interest and then to the reduction of the unpaid principal balance of this Note.

4.            Events of Default. The following shall constitute an event of default (each an “Event of Default”):

(a)       Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within fourteen (14) business days following the date when due.

(b)       Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors.

(c)       Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.            Remedies.

(a)       Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind.

(b)       Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8.            Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by telefacsimile to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker, then to:                                                                         with a copy to (which shall not constitute notice):

Stocksfield Limited Attn: Mark Thompson First Floor 1-3 Chapel Street Guildford GU1 3UH United Kingdom Email: mark.thompson@stocksfield.com	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Attn: Sarah Williams, Esq. Email: Swilliams@egsllp.com Fax: (212) 370-7889

If to Payee:                                                                                           with a copy to (which shall not constitute notice):

George Syllantavos 2 Argyrokastrou Street Voula 16673, Athens, Greece Fax: +30 210 8992896 Email: gs.nautilus@yahoo.com	Loeb & Loeb LLP 345 Park Avenue, New York, New York 10154 Fax: 212 937-3943 Email: gcaruso@loeb.com Attn: Giovanni Caruso

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

9.            Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10.          Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its sole director and Chief Executive Officer the day and year first above written.

IORA SOFTWARE LIMITED

By:	/s/ Mark Thompson
Name: Mark Thompson
Title: Director and Chief Executive Officer

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